PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533 MEDIA CONTACT: Dan Race Senior Manager, Corporate Communications (831) 458-7005	October 2, 2009 PROPHET EQUITY CONTACT: Stephanie Fine Marketing Coordinator (817) 898-1503 www.prophetequity.com

Plantronics Organizes to Focus on Unified Communications Opportunity, Enters Definitive Agreement to Sell Altec Lansing

SANTA CRUZ, CA – October 2, 2009 - Plantronics, Inc. (NYSE: PLT) today announced that it has entered into a definitive agreement to sell Altec Lansing, the Audio Entertainment Group of Plantronics, to Prophet Equity LP, a Southlake, Texas - based private equity firm, for consideration of approximately $18 million in cash, net of liabilities assumed, and subject to certain adjustments.  The transaction, which was approved by Plantronics’ Board of Directors on October 1, 2009, is expected to close by the end of October.

In concert with the sale of Altec Lansing assets, Plantronics also announced a streamlined functional corporate structure, replacing the matrix it had operated with, to best target the Unified Communications opportunity.

“Unified Communications represents the greatest revenue and profit opportunity in the Company’s history.  The reorganization and asset sale represent further steps to focus on our core market, improve the Company’s return on invested capital and enhance time to market and profitability through a simpler organizational structure,” stated Ken Kannappan, President & CEO.

Under the terms of the agreement, Plantronics will retain certain Altec Lansing assets and liabilities as of the closing date, including accounts receivable, accounts payable and certain other liabilities.  As a result, the Company expects these net assets to result in additional operating cash flow once the retained working capital assets are monetized in fiscal 2010.  Plantronics will also retain assets and/or use of certain assets with strategic value to Plantronics, including the right to use the Altec Lansing brand for specific music applications for three years.  As a result of the sale of Altec Lansing, we expect all future and historical AEG segment results to be reported as discontinued operations in Plantronics financial statements beginning in the third quarter of fiscal 2009.

In the quarter ended September 26, 2009, Plantronics has determined that it will be required to record an impairment charge related to its AEG long-lived assets which includes the remaining intangible assets from the Altec Lansing acquisition in 2005 along with potential other long-lived assets within the AEG segment.  The impairment analysis is being performed and we currently estimate the non-cash impairment charge, net of the tax benefit, to be in the range of $13 to $16 million.

“Capital freed up by the sale of Altec Lansing will be redeployed to its highest and best use.  Our philosophy is to use excess cash to drive stockholder value and the primary vehicle we have used to accomplish this is through stock repurchase programs.  Throughout our history, we have bought back over $425 million of stock and are currently executing on our 19th stock repurchase program.  We intend to continue to buy back stock on a regular basis with cash beyond domestic requirements,” stated Barbara Scherer, Senior Vice President of Finance and Administration & CFO.

“Altec Lansing contributed to our success in the consumer market, where we are today a Bluetooth headset market leader and we will work hard to ensure a smooth transition for Altec Lansing’s partners and customers.  We are confident that Prophet Equity LP will continue to manage the business effectively,” Kannappan concluded.

”Prophet Equity is delighted to be partnering with Altec Lansing at this time in its history, as we believe it is an influential and dynamic company with a bright future in many portable digital audio platforms,” commented Ross Gatlin, CEO at Prophet Equity. “This transaction leverages our operational and strategic toolkit as well as underscores our internal capabilities to execute complex carve outs.” Gatlin added.

George Stelling, COO at Prophet Equity, commented further that “Our team sees Altec Lansing’s compelling audio technologies, its global customer and supply base, and its top notch management team as strengths that are unrivaled in the audio market today.  We look forward to helping grow the company, to partnering with Plantronics in the future on new platforms, and to serving Altec’s enthusiastic and loyal customers for many years to come.”

Houlihan Lokey is serving as financial advisor, and Wilson Sonsini Goodrich & Rosati is serving as legal advisor to Plantronics in connection with the transaction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) the proposed sale of the Audio Entertainment Group to Prophet Equity, (ii) the opportunities provided by Unified Communications (“UC”); (iii) the effects of the reorganization of the Company’s corporate structure and the sale of the Audio Entertainment Group; (iv) the retained working capital assets and our ability to monetize them; (v) the estimated impairment charge; (vi) our use of the capital from the sale of Altec Lansing, including the stock repurchase program; and (vii) the effects of the sale of Altec Lansing on Altec Lansing, including its effects on Altec Lansing’s partners and customers.  Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	uncertainty as to whether the sale of Altec Lansing to Prophet Equity will be completed;

•	the failure of either party to meet the closing conditions set forth in the asset purchase agreement pursuant to which Plantronics will sell Altec Lansing to Prophet Equity;

•	reaction of Altec Lansing’s customers, suppliers and partners to the sale of Altec Lansing;

•	economic conditions in both the domestic and international markets;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft, Avaya, IBM and Cisco, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources, and (v) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate;

•
further impairment losses on the carrying value of our intangible assets and goodwill could be recognized if it is determined the value is not recoverable which would adversely affect our financial results; and

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additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico, and unexpected delays and uncertainties affecting our ability to realize targeted expense reductions and annualized savings through implementation of our plan to outsource the manufacturing of our Bluetooth products in China to GoerTek, Inc.

For more information concerning these and other possible risks, please refer to the Company’s Annual Report on Form 10-K filed May 26, 2009, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

About Plantronics

Plantronics is a world leader in personal audio communications for professionals and consumers. From unified communication solutions to Bluetooth headsets, Plantronics delivers unparalleled audio experiences and quality that reflect our nearly 50 years of innovation and customer commitment. Plantronics is used by every company in the Fortune 100 and is the headset of choice for air traffic control, 911 dispatch and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

About Prophet Equity

Prophet Equity is a private equity firm that uses proven, data-driven analytical techniques coupled with over 100 years of investment and management experience to invest in, unlock and realize future value today.  Partnering with owners and management teams, Prophet Equity’s team utilizes a toolkit that is Fortune 500 tested and private equity proven to diagnose and drive dramatic value creation.  Portfolio company management teams are highly motivated with clear, uncapped incentives based on realized business performance.

Over the last decade alone, Prophet’s Principals have invested and managed approximately $300 million of control equity in entities with over $2.5 billion in revenue. Their control equity investments focus on lower and middle market companies with strategically strong businesses with significant value creation potential, such as those found in partnerships, corporate carve-outs, divestitures and non-strategic businesses of larger companies. Representative business situations include special situations, succession planning, recapitalizations, reorganizations, turnarounds, acquisitions, mergers and bankruptcies.  For more information, please visit www.prophetequity.com or call us at +1.817.898.1500.

Altec Lansing and Plantronics are trademarks or registered trademarks of Plantronics, Inc.  The Bluetooth® word mark and logos are registered trademarks of Bluetooth SIG, Inc. and any use of such marks by Plantronics is under license. All other trademarks are property of their respective owners

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PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098